Free Writing Prospectus (To the Prospectus dated April 4, 2011, as supplemented by the prospectus supplement dated April 19, 2011)	Filed Pursuant to Rule 433 Registration Statement No. 333-173299 May 3, 2011

Auctions

View current auction s

Results Archive

V iew the results of completed auctions

FDIC-Insured CDs

Municipal Bonds

Corporate Bonds

US Agencies

Stock

Warrants

Issuers

University

L earn more about our auctions

Demos

L earn how to participate!

Think

WEEKLY UPDATE

Sign up to receive a free weekly

email containing economic

commentary, new-issue alerts,

investing news, and much more.

First Name

Last Name

Email

Sign Up!

SIGN IN | REGISTER | CONTACT US

Home » Auction #3006

View Auction

BBB- (Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor’s).

Auction Information

Auction Start: 5/3/2011 5:00 PM EDT

Auction End: 5/11/2011 1:30 PM EDT

Last Update: 5/3/2011 5:29:48 PM EDT

Auction Status: Accepting Bids

Bidding Information

Number of Bidders:

Number of Bids:

Current Market-Clearing

Price:

98.000

Current Market-Clearing

Yield*:

4.067%

Issue Information

Security Type: Corporate Bonds

Issue Type: Primary

Coupon: 2.000%

Maturity Date: 5/15/2012

Call Feature: Non-callable

Settlement Date: 5/16/2011

First Interest Date: 11/15/2011

Int. Frequency: Semi-Annually

Day Basis: 30/360 (359 days)

CUSIP Number 98970ECH0

Principal Offered: $ 2,000,000.00

Units Offered: 2000

Denomination: $ 1,000.00

Min. Price: 98.000

Max. Price: 102.000

Documents: Offering Documents

Before submitting bids in this auction you must Register or Sign In.

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

Zions Bancorporation / 1 Year Corporates

Note: This page will check for updates every minute.

Zions Direct Auctions—View Auction Page 1 of 2

https://www.auctions.zionsdirect.com/auction/3006/summary 5/3/2011

Auctions

View current auction s

Results Archive

V iew the results of completed auctions

FDIC-Insured CDs

Municipal Bonds

Corporate Bonds

US Agencies

Stock

Warrants

Issuers

University

L earn more about our auctions

Demos

P ractice bidding in our trial auctions

Think

My Account

PUBLIC_VIEW :: MY ACCOUNT | SIGN OUT | CONTACT US

Home » Auction #3006

Please confirm your agreement with each of the following by checking the box next to each statement.

I agree that the following contact information is correct:

I have accessed or received the Offering Documents.

I understand that the Corporate Notes that I am bidding for are securities and are not insured by the FDIC, are not deposits of any bank and may lose value. All securities are subject to investment risks, including possible loss of the principal invested.

By participating in this auction, I declare that my investment objective(s), time horizon and risk tolerance allow for the purchase of the securities being offered. Furthermore, I authorize Zions Direct to update my investor profile, if needed,

to align my profile with this purchase.

I understand that Zions Direct is committed to conducting fair, open, and transparent auctions for the benefit of all participants. Zions Direct will not tolerate or conduct business with anyone who attempts to disrupt or manipulate the process for any auction. I agree that by participating in this auction I will not be engaging in any such attempt.

ZIONS DIRECT AUCTIONS

PUBLIC_VIEW :: MY ACCOUNT | SIGN OUT | CONTACT US

Home » Auction #3006

Auctions
View current auctions
Results Archive
View the results of completed auctions
FDIC-Insured CDs
Municipal Bonds
Corporate Bonds
US Agencies
Stock
Warrants
Issuers
University
Learn more about our auctions
Demos
Practice bidding in our trial auctions
Think
My Account

Bidding Qualification

ZIONS BANCORPORATION

Zions Bancorporation / 1 Year Corporates
BBB- (Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor's).

Please confirm your agreement with each of the following by checking the box next to each statement.

☐ I agree that the following contact information is correct:

Name:	John Smith
E-mail	john.smith@email.com
Telephone:	212-121-1212

☐ I have accessed or received the Offering Documents.

☐ I understand that the Corporate Notes that I am bidding for are securities and are not insured by the FDIC, are not deposits of any bank and may lose value. All securities are subject to investment risks, including possible loss of the principal invested.

☐ By participating in this auction, I declare that my investment objective(s), time horizon and risk tolerance allow for the purchase of the securities being offered. Furthermore, I authorize Zions Direct to update my investor profile, if needed, to align my profile with this purchase.

☐ I understand that Zions Direct is committed to conducting fair, open, and transparent auctions for the benefit of all participants. Zions Direct will not tolerate or conduct business with anyone who attempts to disrupt or manipulate the process for any auction. I agree that by participating in this auction I will not be engaging in any such attempt.

[I Agree] [I DO NOT Agree]

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

Powered by GRANT STREET GROUP Software That Works®

Entrust

ZIONS DIRECT®

Bid Page

BBB- (Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor’s).

Auction Information

Auction Start: 5/3/2011 5:00 PM EDT

Auction End: 5/11/2011 1:30 PM EDT

Last Update: 5/3/2011 5:37:31 PM

Auction Status: Accepting Bids

Bidding Information

Issue Information

Security Type: Corporate Bonds

Issue Type: Primary

Coupon: 2.000%

Maturity Date: 5/15/2012

More.

PUBLIC_VIEW Current Market-Clearing Price: 98.000

Current Market-Clearing Yield*: 4.067%

Units Price—OR—Yield Submitted “In the Money”

1%

2%

3%

4%

5%

Bid Limit: $ 1,000.00 Calculate/Refresh Submit

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

Zions Bancorporation / 1 Year Corporates

Note: This page will check for updates every minute.

Zions Direct Auctions—Bid Page Page 1 of 2

https://www.auctions.zionsdirect.com/auction/3006/bidding_qualification?csrf_token=94c6bb8ac360754e9. 5/3/2011

Auctions

View current auction s

Results Archive

V iew the results of completed auctions

FDIC-Insured CDs

Municipal Bonds

Corporate Bonds

US Agencies

Stock

Warrants

Issuers

University

L earn more about our auctions

Demos

P ractice bidding in our trial auctions

Think

My Account

PUBLIC_VIEW :: MY ACCOUNT | SIGN OUT | CONTACT US

Home » Auction #3006

ZIONS DIRECT AUCTIONS

PUBLIC_VIEW :: MY ACCOUNT | SIGN OUT | CONTACT US

Home » Auction #3006

Auctions
View current auctions
Results Archive
View the results of completed auctions
FDIC-Insured CDs
Municipal Bonds
Corporate Bonds
US Agencies
Stock
Warrants
Issuers
University
Learn more about our auctions
Demos
Practice bidding in our trial auctions
Think
My Account

Please review and confirm the bids below

Confirm Bid Submission

ZIONS BANCORPORATION

Zions Bancorporation / 1 Year Corporates
BBB- (Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor's).

Bidder	Bid #	Units @ Price	Yield	Max. Award	Max. Amt. Due	Status
PUBLIC_VIEW	1	**1 @ 100.000**	2.000%	1	$ 1,000.00	**NEW**

Bid Limit: $ 1,000.00

I understand that I could win as many as 1 unit, at a total cost of up to $ 1,000.00.

Cancel Submit

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

Powered by GRANT STREET GROUP Software That Works®

Entrust

ZIONS DIRECT